EXHIBIT 21.1

                         TIENS BIOTECH GROUP (USA), INC.
                                  SUBSIDIARIES

               COMPANY                           COUNTRY OF INCORPORATION
--------------------------------------    --------------------------------------
Tiens International                               British Virgin Islands

Tiens Biological Development Co., Ltd.                    China

Tiens Yihai Co., Ltd.                                     China